                                                                     EXHIBIT 2.5
                                                                     -----------


                         LIMITED PARTNERSHIP INTEREST
                          PURCHASE AND SALE AGREEMENT

          LIMITED PARTNERSHIP INTEREST PURCHASE AND SALE AGREEMENT (this "Agreement") dated as of March 31, 2000, among Lyondell SAT, Inc. ("Lyondell PO
 ---------                                                          -----------
LP"), a Delaware corporation, Lyondell POTechLP, Inc. ("Lyondell Tech LP"), a
--                                                      ----------------
Delaware corporation, BAYPO I LLC ("BAYPO I"), a Delaware limited liability
                                    -------
company, BAYPO II LLC ("BAYPO II"), a Delaware limited liability company and BIPPO Corporation ("Bayer Tech LP"), a Delaware corporation.
                    -------------

          BAYPO I and BAYPO II desire to purchase from Lyondell PO LP, and Lyondell PO LP desires to sell to BAYPO I and BAYPO II, an aggregate of 8,815 Series A Limited Partnership Units (the "Bayer Series A Units") of PO JV, LP, a
                                         --------------------
Delaware Limited Partnership (the "PO Joint Venture"). Bayer Tech LP desires to
                                   ----------------
purchase from Lyondell Tech LP, and Lyondell Tech LP desires to sell to Bayer Tech LP, 100 Limited Partnership Units (the "Bayer Technology Units") in
                                             ----------------------
Technology JV, LP, a Delaware Limited Partnership (the "Technology Joint
                                                        ----------------
Venture").
-------

          Accordingly, the parties hereby agree as follows:

                                   ARTICLE I

                          Purchase and Sale; Closing
                          --------------------------

          SECTION 1.01. Purchase and Sale.
                        -----------------

          (a) On the terms and subject to the conditions of this Agreement, at the Closing, (i) Lyondell PO LP shall sell, transfer and deliver to BAYPO I and BAYPO II, and BAYPO I and BAYPO II shall purchase from Lyondell PO LP, the Bayer Series A Units for an aggregate purchase price of $1,359,500,000 (the "Bayer PO
                                                                       --------
Partnership Payment Amount"); and (ii) Lyondell Tech LP shall sell, transfer and
--------------------------
deliver to Bayer Tech LP, and Bayer Tech LP shall purchase from Lyondell Tech LP, the Bayer Technology Units for an aggregate purchase price of $125,000,000 (the "Bayer PO Technology Partnership Payment Amount" and together with the
      ----------------------------------------------
Bayer PO Partnership Payment Amount, the "Bayer PO Payment Amount") payable in
                                          -----------------------
each case, as set forth below in Section 1.03. Notwithstanding anything in this Agreement to the contrary, BAYPO I and BAYPO II shall be entitled to withhold from the Bayer PO Payment Amount otherwise payable pursuant to this Agreement to Lyondell PO LP such Taxes, if any, as are required to be withheld with respect to the making of such payment under Applicable Law.

          (b) The Bayer PO Payment Amount has been initially allocated between the Bayer PO Partnership Payment Amount, the Bayer PO Technology Partnership Payment Amount and the Bayer 300 MM Pound PO Option Payment Amount as set forth in Appendix B to the Master Transaction Agreement. No later than ninety (90) days after the Closing Date, either Parent Party may request an adjustment to such initial allocation. Lyondell and Bayer shall endeavor in good faith to agree to any and all requested adjustments. To the extent that Lyondell and Bayer are unable to agree to any requested adjustments, Lyondell and Bayer shall select an independent appraisal firm that, in consultation with the Parent Parties and their respective consultants, shall make a final determination with respect to each unagreed adjustment consistent with Applicable Law.

          (c) The independent appraisal firm shall be selected by agreement of Lyondell and Bayer from a list of nationally recognized, independent appraisers nominated by each Parent Party. In the event that either Parent Party fails to nominate a nationally recognized, independent appraiser, then the other Parent Party's separate appraiser shall be selected. Any determination of such independent appraisal firm, as the case may be, made under this Section 1.01 shall be conclusive and binding as to Lyondell and Bayer and their respective Affiliates. Each of Lyondell and Bayer shall file all its Tax Returns consistent with any agreements and determinations made under this Section 1.01.

          (d) Lyondell and Bayer shall share 50/50 the fees and expenses of any independent appraisal firm retained under this Section 1.01. Each of Lyondell and Bayer shall solely bear the costs of its consultants.

          SECTION 1.02.  Closing Date.
                         ------------

          (a) The closing of the transactions described in Section 1.01 shall take place following the satisfaction (or, to the extent permitted, the waiver by the parties entitled to the benefit thereof) of the conditions set forth in
Article V of the Master Transaction Agreement, simultaneously with the Closing of the other Transactions under the Master Transaction Agreement.

          SECTION 1.03.  Transactions To Be Effected at the Closing.  At the
                         ------------------------------------------
Closing:

          (a) Lyondell PO LP shall deliver to BAYPO I and BAYPO II, and Lyondell Tech LP shall deliver to Bayer Tech LP, (i) an assignment of limited partnership interests in the form attached as Exhibit A ("PO Partnership
                                                          --------------
Assignment") and Exhibit B ("Technology Partnership Assignment") respectively
----------                   ---------------------------------
hereto and (ii) such other documents as BAYPO I, BAYPO II, Bayer PO LP, Bayer Tech LP or their counsel may reasonably request to demonstrate satisfaction of the conditions and compliance with the covenants set forth in this Agreement;

          (b) BAYPO I and BAYPO II shall deliver to Lyondell PO LP (i) payment, by wire transfer to a bank account designated in writing by Lyondell PO LP (such designation to be made at least five Business Days prior to the Closing Date), immediately available funds in an amount equal to the Bayer PO Partnership Payment Amount and (ii) such other documents as Lyondell PO LP or its counsel may reasonably request to demonstrate satisfaction of the conditions and compliance with the covenants set forth in this Agreement; and

          (c) Bayer Tech LP shall deliver to Lyondell Tech LP (i) payment, by wire transfer to a bank account designated in writing by Lyondell Tech LP (such designation to be made at least five Business Days prior to the Closing Date), immediately available funds in an amount equal to the Bayer PO Technology Partnership Payment Amount and (ii) such other documents as Lyondell PO LP or its counsel may reasonably request to demonstrate satisfaction of the conditions and compliance with the covenants set forth in this Agreement.

          SECTION 1.04.  PO Assets. The term "PO Assets" shall mean all of the
                         ---------
assets owned by the PO Joint Venture.

          SECTION 1.05.  PO Technology Assets. The term "PO Technology Assets"
                         --------------------
shall mean the PO Technology and Patent Rights as such terms are defined in the Bayer License Agreement.

                                  ARTICLE II

               Representations and Warranties of Lyondell PO LP
               ------------------------------------------------

     Lyondell PO LP hereby represents and warrants to each of BAYPO I and BAYPO II as follows:

          SECTION 2.01.  Bayer Series A Units. Lyondell PO LP has good and valid
                         --------------------
title to the Bayer Series A Units, free and clear of all Liens (other than Permitted Liens). Assuming BAYPO I and BAYPO II each have the requisite power and authority to be the lawful owner of the Bayer Series A Units, upon delivery of the PO Partnership Assignment and upon Lyondell PO LP's receipt of the Bayer PO Partnership Payment Amount, good and valid title to the Bayer Series A Units will pass to BAYPO I and BAYPO II, free and clear of any Liens (other than Permitted Liens), other than those arising from acts of BAYPO I and BAYPO II or their Affiliates. Other than as contemplated in the Transaction Documents, the Bayer Series A Units are not subject to any voting trust agreement or other Contract, including any Contract restricting or otherwise relating to the voting, dividend rights or disposition of the Bayer Series A Units.

          SECTION 2.02.  Certificates and Records. Lyondell PO LP has delivered
                         ------------------------
to BAYPO I and BAYPO II true and complete copies of the certificate of limited partnership, as amended to date, of the PO Joint Venture. The PO Joint Venture's books (which have been made available for inspection by BAYPO I and BAYPO II prior to the date hereof) are true and complete.

          SECTION 2.03.  Interests in the PO Joint Venture.
                         ---------------------------------

          (a) The PO Joint Venture has 10,000 Series A Units and 10,000 Series B Units issued and outstanding, of which (i) 8,815 Series A Units and 0 Series B Units are owned by Lyondell PO LP and (ii) 1,085 Series A Units and 100 Series B Units are owned by PO Offtake, LP, a Delaware limited partnership. Except for such units, there are no other partnership interests of the PO Joint Venture issued, reserved for issuance or outstanding. The Bayer Series A Units are duly authorized and validly issued and, except as provided in the PO Partnership Agreement and the Delaware Revised Uniform Limited Partnership Act (the "Act"), fully paid and nonassessable. Except as provided in the Transaction Documents, the Bayer Series A Units are not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Act, the certificate of limited partnership of the PO Joint Venture or any Contract to which the PO Joint Venture or Lyondell PO LP is a party or otherwise bound. There are not any bonds, debentures, notes or other indebtedness of any of the PO Joint Venture having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Bayer Series A Units may vote ("Voting Limited Partnership Debt"). Except as contemplated or permitted by the Transaction Documents, as of the date of this Agreement, there are not any options, warrants, rights, convertible or exchangeable securities, "phantom" stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which the PO Joint Venture or Lyondell PO LP (with respect to any partnerships units or interests of the PO Joint Venture) is a party or by which any of them is bound (i) obligating the PO Joint Venture to issue, deliver or sell, or cause to be issued, delivered or sold, additional partnership interests or other equity interests in, or any security convertible or exercisable for or exchangeable into any partnership interests of or other equity interest in, the PO Joint Venture or any Voting Limited Partnership Debt, (ii) obligating the PO Joint Venture to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking or (iii) that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights accruing to holders of the Bayer Series A Units. Except as contemplated or permitted by the Transaction Documents, as of the date of this Agreement, there are not any outstanding contractual obligations of the PO Joint Venture or Lyondell PO LP with respect to the PO Joint Venture to repurchase, redeem or otherwise acquire any partnership interests of any of the PO Joint Venture.

          (b) The PO Joint Venture does not own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any person.

          SECTION 2.04.  1998 Cost Allocation Methodology.
                         --------------------------------

          (a) The PO manufacturing costs for 1998 as set forth on Appendix A (the "PO Manufacturing Schedule") were derived from the Consolidated Financial Statements of Lyondell using the 1998 Cost Allocation Methodology attached as Appendix B. The PO Manufacturing Schedule sets forth a fair and reasonable presentation of the cash costs of manufacturing PO and associated Co-Products at the Plant Facilities for the one-year period ended on December 31, 1998.

          (b) Except as set forth on Schedule 2.04(b), the PO Joint Venture has no Liabilities as of the date of this Agreement. Any item set forth on Schedule 2.04(b) shall not include any Liability not included in the 1998 Cost Allocation Methodology.

          SECTION 2.05.  PO Assets.
                         ---------

          (a) Schedule 2.05 contains a list of all material PO Assets. The PO Joint Venture has good and valid title to or the right to use all the PO Assets, in each case free and clear of all

Liens other than Permitted Liens. The PO Joint Venture has leased the land on which the PO Assets are situated (the "Leased Land") pursuant to the PO Ground Leases. The PO Ground Leases are in full force and effect.

          (b) Except for Abandoned Assets, the PO Assets, as a whole, are in good working order, free from any defect except for normal wear and tear and have been maintained in all respects in accordance with the past practice of Lyondell (other than Idle Assets which have been maintained to the extent necessary to preserve the ability to resume using such Idle Asset at a reasonable cost), and no repairs, replacements or regularly scheduled maintenance relating to the PO Assets has been deferred (other than with respect to Idle Assets where any repairs, replacements or regularly scheduled maintenance is being done to the extent necessary to preserve the ability to resume using such Idle Asset at a reasonable cost), except for defects, failures to maintain and deferrals that, individually or in the aggregate, could not reasonably be expected to have a PO Asset Material Adverse Effect. All leased PO Assets are in the condition required of such property by the terms of the lease applicable thereto, except for such instances that, individually or in the aggregate, could not reasonably be expected to have a PO Asset Material Adverse Effect.

          SECTION 2.06.  Contracts.  Except for (i) the Transaction Documents,
                         ---------
and (ii) the contracts set forth in Schedule 2.06, the PO Joint Venture is not a party to any contracts.

          SECTION 2.07.  Permits. Schedule 2.07, which is not required to be
                         -------
provided until the Closing Date, will set forth all Permits issued or granted to Lyondell and its Affiliates by Governmental Entities that are necessary to operate the PO Assets as currently operated except for those Permits the absence of which could not reasonably be expected to have a PO Asset Material Adverse Effect. Lyondell possesses all Permits to own or hold under lease and operate the PO Assets as currently operated, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a PO Asset Material Adverse Effect. Except as set forth in Schedule 2.07, (i) all such Permits are validly held by Lyondell and Lyondell has complied, and is in compliance, with all terms and conditions thereof, except where the failure to be so or to do so, individually or in the aggregate, could not reasonably be expected to have a PO Asset Material Adverse Effect, (ii) no Proceedings are pending or, to Lyondell PO LP's Knowledge, threatened relating to the revocation or modification of any such Permits the loss of which, individually or in the aggregate, could reasonably be expected to have a PO Asset Material Adverse Effect and (iii) to Lyondell PO LP's Knowledge, none of such Permits will be subject to suspension, modification, revocation or nonrenewal as a result of the execution and delivery of this Agreement or the consummation of the Transactions, except for such suspensions, modifications, revocations or nonrenewals which, individually or in the aggregate, could not reason-ably be expected to have a PO Asset Material Adverse Effect.

          SECTION 2.08.  Sufficiency of Acquired Assets. The PO Assets, together
                         ------------------------------
with the Infrastructure Assets (as defined in the PO Operating Agreement), the Permits referred to in Section 2.07, the PO Technology Assets and the PO Joint Venture's insurance policies comprise all the material assets employed by Lyondell in the manufacture of PO at the Plant Facilities and such assets are sufficient for the conduct of such manufacturing activities immediately following the Closing in substantially the same manner as currently conducted, assuming all required consents and approvals are obtained and assuming that Idle Assets and Abandoned Assets are not available for use in the operation or conduct of such manufacturing activities.

          The annual capacity (taking into account normal turnarounds) of the Plant Facilities is sufficient to provide at least 1.6 billion pounds of PO Product annually if such capacity is multiplied by the ratio of the Bayer Series A Units to all Series A Units of the PO Joint Venture.

          SECTION 2.09.  Taxes.
                         -----

          (a) Except as set forth in Schedule 2.09, (i) Lyondell PO LP and any affiliated group, within the meaning of Section 1504 of the Code, of which Lyondell or the Lyondell Selling Subsidiaries is or has been a member, has filed or caused to be filed in a timely manner (within any applicable extension periods) all Tax Returns required to be filed by the Code or by applicable state, local or foreign Tax laws, with respect to the operations of the PO Assets, (ii) all Taxes shown to be due on such returns, reports and forms have been timely paid in full or will be timely paid in full by the due date thereof,
(iii) no material Tax Liens have been filed and no material claims are being asserted in writing with respect to any Taxes; (iv) no claim has ever been made by an authority in a jurisdiction where Lyondell PO LP or any Affiliate does not file Tax Returns that one or more of them might be subject to taxation on the operations of the PO Assets by that jurisdiction, and (v) Lyondell PO LP or its Affiliates have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party, in connection with the operations of the PO Assets.

          (b) Except as set forth in Schedule 2.09, (i) neither Lyondell PO LP nor any of its Affiliates has made with respect to or any of the PO Assets, any consent under Section 341(f) of the Code, (ii) none of the PO Assets is "tax exempt use property" within the meaning of Section 168(h) of the Code, and (iii) none of the PO Assets is a lease made pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954.

          (c)  Lyondell PO LP is not a "foreign person" within the meaning of
Section 1445 of the Code.

          SECTION 2.010. Proceedings. Schedule 2.10 sets forth as of the date
                         -----------
hereof a list of each pending or, to the Knowledge of Lyondell PO LP, threatened Proceeding or claim with respect to which Lyondell or Lyondell PO LP has been contacted in writing by counsel for the plaintiff or claimant, against or affecting any PO Asset and that (a) relates to or involves more than $1,000,000,
(b) seeks any injunctive relief that, individually or in the aggregate, could reason-ably be expected to have a PO Asset Material Adverse Effect or (c) relates to the transactions contemplated by this Agreement. None of the Proceedings or claims listed in Schedule 2.10 as to which there is at least a reasonable possibility of adverse determination would have, if so determined, individually or in the aggregate, a PO Asset Material Adverse Effect. In addition, to the Knowledge of Lyondell PO LP, there are no unasserted claims of the type that would be required to be disclosed in Schedule 2.10 if counsel for the claimant had contacted Lyondell PO LP that are considered probable of assertion and that if asserted would have at least a reasonable possibility of an adverse determination and, if so determined, that, individually or in the aggregate, could reasonably be expected to have a PO Asset Material Adverse Effect. To the Knowledge of Lyondell PO LP, neither Lyondell nor any Lyondell Subsidiary is a party or subject to or in default under any Judgment that would be binding on any PO Asset. To the Knowledge of Lyondell PO LP, there is no pending or threatened investigation affecting any PO Asset that, individually or in the aggregate, could reasonably be expected to have a PO Asset Material Adverse Effect.

          SECTION 2.011.  Benefit Plans.  The PO Joint Venture has no employee
                          -------------
benefit plans.

          SECTION 2.012.  Compliance with Applicable Laws.
                          -------------------------------

          (a) Except as set forth in Schedule 2.12, the PO Assets are in compliance with all Applicable Laws, except where the failure to be so, individually or in the aggregate, could not reasonably be expected to have a PO Asset Material Adverse Effect. This Section 2.12(a) does not relate to matters with respect to Taxes, which are the subject of Section 2.09 as to PO Assets, or to environmental matters, which are the subject of Section 2.12(b).

          (b) Except as could not reasonably be expected to have a PO Asset Material Adverse Effect:

          (i) the PO Joint Venture, the PO Assets and the Leased Land, are in compliance with all Environmental Laws;

          (ii) there are no pending or, to the Knowledge of Lyondell PO LP, threatened, claims, Proceedings or investigations arising under Environmental Laws against or affecting the PO Assets or the Leased Land;

          (iii) there has been no Release of Hazardous Substances in, on, at, under or from the PO Assets or Leased Land since July 28, 1998;

          (iv) neither Lyondell nor Lyondell PO LP has received any written or oral communication from any Governmental Entity or any third party that alleges that the PO Assets or the Leased Land may not be in compliance in any respect with, or may be subject to liability under, any Environmental Laws, except for any such noncompliance or liability that has not been resolved in accordance with Applicable Law prior to the Closing Date.

          SECTION 2.013.  Employee and Labor Matters.  The PO Joint Venture has
                          --------------------------
no employees.

          SECTION 2.014.  Engaging in Business.  The PO Joint Venture has not
                          --------------------
engaged in any business prior to the date hereof.

                                  ARTICLE III

              Representations and Warranties of Lyondell Tech LP
              --------------------------------------------------

     Lyondell Tech LP hereby represents and warrants to Bayer Tech LP as follows:

          SECTION 3.01.  Bayer Technology Units. Lyondell Tech LP has good and
                         ----------------------
valid title to the Bayer Technology Units, free and clear of all Liens (other than Permitted Liens). Assuming Bayer Tech LP has the requisite power and authority to be the lawful owner of the Bayer Technology Units, upon delivery of the Technology Partnership Assignment and upon Lyondell PO LP's receipt of the Bayer PO Technology Partnership Payment Amount, good and valid title to the Bayer Technology Units will pass to Bayer Tech LP, free and clear of any Liens (other than Permitted Liens), other than those arising from acts of Bayer Tech LP or its Affiliates. Other than as contemplated in the Transaction Documents, the Bayer Technology Units are not subject to any voting trust agreement or other Contract, including any Contract restricting or otherwise relating to the voting, dividend rights or disposition of the Bayer Technology Units.

          SECTION 3.02.  Certificates and Records. Lyondell Tech LP has
                         ------------------------
delivered to Bayer Tech LP true and complete copies of the certificate of limited partnership, as amended to date, of the Technology Joint Venture. The Technology Joint Venture's books (which have been made available for inspection by Bayer Tech LP prior to the date hereof) are true and complete.

          SECTION 3.03.  Interests in the Technology Joint Venture.
                         -----------------------------------------

          (a) The Technology Joint Venture has 100 Series A Units and 1000 Series B Units issued and outstanding, of which all of the Series A Units and 900 Series B Units are owned by Lyondell Tech LP and (ii) and 100 Series B Units are owned by Lyondell Tech GP. Except for these units, there are no other partnership interests of the Technology Joint Venture issued, reserved for issuance or outstanding. The Bayer Technology Units are duly authorized and validly issued, and except as provided in the Technology Joint Venture Agreement and the Act, fully paid and nonassessable. Except as provided in the Transaction Documents, the Bayer Technology Units are not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Act, the certificate of limited partnership of the Technology Joint Venture or any Contract to which the Technology Joint Venture or Lyondell Tech LP is a party or otherwise bound. There are not any bonds, debentures, notes or other indebtedness of any of the Technology Joint Venture having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which holders of Bayer Technology Units may vote ("Voting Limited Partnership Debt"). Except as contemplated or permitted by the Transaction Documents, as of the date of this Agreement, there are not any options, warrants, rights, convertible or exchangeable securities, "phantom" stock rights, stock appreciation rights, stock-based performance units, commitments, Contracts, arrangements or undertakings of any kind to which the Technology Joint Venture or Lyondell Tech LP (with respect to any partnership units or interests of the Technology Joint Venture) is a party or by which any of them is bound (i) obligating the Technology Joint Venture to issue, deliver or sell, or cause to be issued, delivered or sold, additional partnership interests or other equity interests in, or any security convertible or exercisable for or exchangeable into any partnership interests of or other equity interest in, the Technology Joint Venture or any Voting Limited Partnership Debt, (ii) obligating the Technology Joint Venture to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, Contract, arrangement or undertaking or (iii) that give any person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights occurring to holders of the Bayer Technology Units. Except as contemplated or permitted by the Transaction Documents, as of the date of this Agreement, there are not any outstanding contractual obligations of the Technology Joint Venture or Lyondell Tech LP with respect to the Technology Joint Venture to repurchase, redeem or otherwise acquire any partnership interests of any of the Technology Joint Venture.

          (b) The Technology Joint Venture does not own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any person.

          SECTION 3.04.  PO Technology.
                         -------------

          (a) The Technology Joint Venture has good and valid title to or the right to use the PO Technology Assets, in each case free and clear of all Liens other than Permitted Liens, sufficient for it to meet all its obligations under the Bayer License Agreement.

          (b) Except for such matters that, individually or in the aggregate, could not reasonably be expected to have a PO Technology Material Adverse Effect, to Lyondell Tech LP's Knowledge:

          (i) all material PO Technology Assets have been maintained in confidence in accordance with protection procedures believed by Lyondell Tech LP to be customarily used in the chemical industry to protect similar technology; and

          (ii) all former and current employees of Lyondell who have contributed to or participated in the conception and development of material PO Technology Assets (collectively, "PO Personnel"), have executed and
                                       ------------
     delivered to Lyondell or one of its Affiliates employee's agreements restricting the use and disclosure of company confidential information, except as authorized by Lyondell or its Affiliates in the performance of their employment duties, and giving Lyondell or a Lyondell Subsidiary ownership of all property rights therein.

          SECTION 3.05.  Contracts.  Except for (i) the Transaction Documents,
                         ---------
and (ii) the contracts set forth in Schedule 3.05, the Technology Joint Venture is not a party to any contracts.

          SECTION 3.06.  Taxes.
                         ------

          (a) Except as set forth in Schedule 3.06, (i) Lyondell Tech LP and any affiliated group, within the meaning of Section 1504 of the Code, of which Lyondell or the Lyondell Selling Subsidiaries is or has been a member, has filed or caused to be filed in a timely manner (within any applicable extension periods) all Tax Returns required to be filed by the Code or by applicable state, local or foreign Tax laws, with respect to the operations of the PO Technology Assets, (ii) all Taxes shown to be due on such returns, reports and forms have been timely paid in full or will be timely paid in full by the due date thereof, (iii) no material Tax Liens have been filed and no material claims are being asserted in writing with respect to any Taxes; (iv) no claim has ever been made by an authority in a jurisdiction where Lyondell Tech LP or any Affiliate does not file Tax Returns that one or more of them might be subject to taxation on the operations of the PO Technology Assets by that jurisdiction, and (v) Lyondell Tech LP or its Affiliates have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party, in connection with the operations of the PO Technology Assets.

          (b) Except as set forth in Schedule 3.06, (i) neither Lyondell Tech LP nor any of its Affiliates has made with respect to the PO Technology Assets, any consent under Section 341(f) of the Code, (ii) the PO Technology Assets are not "tax exempt use property" within the meaning of Section 168(h) of the Code, and (iii) none of the PO Technology is a lease made pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954.

          (c)  Lyondell Tech LP is not a "foreign person" within the meaning of
Section 1445 of the Code.

          SECTION 3.07.  Proceedings. Schedule 3.07 sets forth as of the date
                         -----------
hereof a list of each pending or, to the Knowledge of Lyondell Tech LP, threatened Proceeding or claim with respect to which Lyondell or Lyondell Tech LP has been contacted in writing by counsel for the plaintiff or claimant, against or affecting any PO Technology Assets and that (a) relates to or involves more than $1,000,000, (b) seeks any injunctive relief that, individually or in the aggregate, could reasonably be expected to have a PO Technology Material Adverse Effect or (c) relates to the transactions contemplated by this Agreement. None of the Proceedings or claims listed in
Schedule 3.07 as to which there is at least a reasonable possibility of adverse determination would have, if so determined, individually or in the aggregate, a PO Technology Material Adverse Effect. In addition, to the Knowledge of Lyondell Tech LP, there are no unasserted claims of the type that would be required to be disclosed in Schedule 3.07 if counsel for the claimant had contacted Lyondell Tech LP that are considered probable of assertion and that if asserted would have at least a reasonable possibility of an adverse determination and, if so determined, that, individually or in the aggregate, could reasonably be expected to have a PO Technology Material Adverse Effect. To the Knowledge of Lyondell Technology LP, neither Lyondell nor any Lyondell Subsidiary is a party or subject to or in default under any Judgment that would be binding on any PO Technology Assets. To the Knowledge of Lyondell Tech LP, there is no pending or threatened investigation affecting any PO Technology Assets that, individually or in the aggregate, could reasonably be expected to have a PO Technology Material Adverse Effect.

          SECTION 3.08.  Benefit Plans.  The Technology Joint Venture has no
                         -------------
employee benefit plans.

          SECTION 3.09.  Compliance with Applicable Laws. Except as set forth in
                         -------------------------------
Schedule 3.09, the PO Technology Assets are in compliance with all Applicable Laws, except where the failure to be so, individually or in the aggregate, could not reasonably be expected to have a PO Technology Material Adverse Effect. This
Section 3.09 does not relate to matters with respect to Taxes, which are the subject of Section 3.06 as to PO Technology Assets.

          SECTION 3.010. Employee and Labor Matters.  The Technology Joint
                         --------------------------
Venture has no employees.

          SECTION 3.011. Engaging in Business.  The Technology Joint Venture
                         --------------------
has not engaged in any business prior to the date hereof.

                                  ARTICLE IV

                                   Covenants
                                   ---------

          SECTION 4.01.  Expenses; Transfer Taxes.
                         ------------------------

          (a) Whether or not the Closing takes place, and except as set forth in Article VI, all costs and expenses incurred in connection with this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby shall be paid by the party incurring such expense.

          (b) All Transfer Taxes applicable to the transfer of the Bayer Series A Units shall be borne 50% by Lyondell PO LP and 50% by BAYPO I and BAYPO II together. All Transfer Taxes applicable to the transfer of the Bayer Technology Units shall be borne 50% by Lyondell Tech LP and 50% by Bayer Tech LP. Each party shall use Reasonable Best Efforts to avail itself of any available exemptions from any such Taxes or fees, and to cooperate with the other parties in providing any information and documentation that may be necessary to obtain such exemptions.

                                   ARTICLE V

                             Amendment and Waiver
                             --------------------

                            [INTENTIONALLY OMITTED]

                                  ARTICLE VI

                                Indemnification
                                ---------------

          SECTION 6.01.  Tax Indemnification.
                         -------------------

          (a)  Other than with respect to Transfer Taxes as provided for in
Section 4.01(b), Lyondell PO LP shall be liable for, and shall indemnify BAYPO I and BAYPO II, its Affiliates and each of their respective officers, directors, employees, stockholders, agents and representatives against and hold them harmless from all Liability for Taxes, whether or not accrued, assessed or currently due and payable:

          (i) of the PO Joint Venture for any Tax Period or portion thereof ending on or prior to the Closing Date;

          (ii) of Lyondell PO LP or any other corporation which is or has been affiliated with Lyondell PO LP, other than the PO Joint Venture, by reason of the application of Treasury Regulation section 1.1502-6(a); and

          (iii) of Lyondell, Lyondell PO LP and any Lyondell Affiliate with respect to the ownership or operation of the PO Assets for any Tax Period or portion thereof upon or prior to the contribution of the PO Assets to the PO Joint Venture.

          (b)   Other than with respect to Transfer Taxes as provided for in
Section 4.01(b), Lyondell Tech LP shall be liable for, and shall indemnify Bayer Tech LP, its Affiliates and each of their respective officers, directors, employees, stockholders, agents and representatives against and hold them harmless from all Liability for Taxes, whether or not accrued, assessed or currently due and payable:

          (i) of the Technology Joint Venture for any Tax Period or portion thereof ending on or prior to the Closing Date;

          (ii) of Lyondell Tech LP or any other corporation which is or has been affiliated with Lyondell Tech LP, other than the Technology Joint Venture, by reason of the application of Treasury Regulation section 1.1502-6(a); and

          (iii) of Lyondell, Lyondell Tech LP and any Lyondell Affiliate with respect to the ownership or operation of the PO Technology Assets for any Tax Period or portion thereof upon or prior to the contribution of the PO Technology Assets to the Technology Joint Venture.

          (c) Any indemnity payment to be made under Sections 6.01(a) or 6.01(b) shall be paid within ten days after the indemnified person makes written demand upon the Lyondell PO LP or Lyondell Tech LP, as appropriate, but in no case earlier than five Business Days prior to the date on which the relevant Taxes are required to be paid to the relevant Taxing Authority (including as estimated Tax payments).

          SECTION 6.02.  Other Indemnification by Lyondell PO LP and Lyondell
                         ----------------------------------------------------
Tech LP.
-------

          (a) From and after the Closing, Lyondell PO LP shall indemnify Bayer PO LP, its Affiliates and each of their respective officers, directors, employees, stockholders, agents and representatives against and hold them harmless from, any Losses as incurred (other than any Loss relating to Taxes, for which indemnification provisions are set forth in Section 6.01) arising from, in connection with, or otherwise in respect of:

          (i) any breach of any representation or warranty of Lyondell PO LP which survives the Closing contained in this Agreement, or in any certificate delivered pursuant hereto (it being agreed and acknowledged by the parties that for purposes of the right to indemnification pursuant to this clause (i) the representations and warranties of Lyondell PO LP contained herein shall not be deemed qualified by any references herein to materiality generally or to whether or not any such breach results or may result in a PO Asset Material Adverse Effect; provided, however, that such references to materiality or PO Asset Material Adverse Effect shall apply for purposes of determining whether there has been a breach of a representation to the extent such references are contained in such representation);

          (ii) any breach of any covenant of Lyondell PO LP contained in this Agreement; and

          (iii) any fees, expenses or other payments incurred or owed by Lyondell PO LP to any brokers, financial advisors or comparable other persons retained or employed by it in connection with the transactions contemplated by this Agreement.

          (b) From and after the Closing, Lyondell Tech LP shall indemnify Bayer Tech LP, its Affiliates and each of their respective officers, directors, employees, stockholders, agents and representatives against and hold them harmless from, any Losses as incurred (other than any Loss relating to Taxes, for which indemnification provisions are set forth in Section 6.01) arising from, in connection with otherwise in respect of:

          (i) any breach of any representation or warranty of Lyondell Tech LP which survives the Closing contained in this Agreement, or in any certificate delivered pursuant hereto (it being agreed and acknowledged by the parties that for purposes of the right to indemnification pursuant to this clause (i) the representations and warranties of Lyondell Tech LP contained herein shall not be deemed qualified by any references herein to materiality generally or to whether or not any such breach results or may result in a PO Technology Material Adverse Effect; provided, however, that such references to materiality or PO Technology Material Adverse Effect shall apply for purposes of determining whether there has been a breach of a representation to the extent such references are contained in such representation);

          (ii) any breach of any covenant of Lyondell Tech LP contained in this Agreement; and

          (iii) any fees, expenses or other payments incurred or owed by Lyondell Tech LP to any brokers, financial advisors or comparable other persons retained or employed by it in connection with the transactions contemplated by this Agreement.

          (c) From and after the Closing, Lyondell PO LP shall be liable for, and shall indemnify the Bayer PO LP Indemnitees against and hold them harmless from any and all Losses or Proceedings (including costs of Remediation (as defined in the PO Operating Agreement), personal injury damages, property or natural resources damages), arising under, relating to, or otherwise in respect of Environmental Laws, arising from, relating to or otherwise in respect of: (i) any noncompliance with Environmental Law existing as of the Closing Date, arising out of conditions existing on or prior to the Closing Date in connection with the PO Assets; or (ii) any presence, Release or threatened Release of, Hazardous Substances in, on, at, under or migrating from or onto or generated at or from the Plant Facilities or the Leased Land on or prior to the Closing Date.

          SECTION 6.03.  Indemnification by BAYPO I, BAYPO II and Bayer Tech
                         ---------------------------------------------------
LP. From and after the Closing, BAYPO I, BAYPO II and Bayer Tech LP shall
---
indemnify Lyondell PO LP and Lyondell Tech LP, respectively, their Affiliates, and each of their respective officers, directors, employees, stockholders, agents and representatives (the "Lyondell LP Indemnitees") against and hold it
                                 -----------------------
harmless from any Loss suffered or incurred by such Lyondell LP Indemnitee to the extent arising from, relating to or otherwise in respect of:

          (i) any breach of any representation or warranty of BAYPO I, BAYPO II or Bayer Tech LP which survives the Closing contained in this Agreement (it being agreed and acknowledged by the parties that for purposes of BAYPO I's, BAYPO II's or Bayer Tech LP's right to indemnification pursuant to this Section 6.03 the representations and warranties of BAYPO I, BAYPO II, Bayer Tech LP and their Affiliates shall be deemed not qualified by any references herein or therein to materiality generally or to whether or not any breach results or may result in a PO Asset Material Adverse Effect or PO Technology Material Adverse Effect; provided, however, that such references to materiality or PO Asset Material Adverse Effect or PO Technology Adverse Effect shall apply for purposes of determining whether there has been a breach of a representation to the extent such references are contained in such representation);

          (ii) any breach of any covenant of BAYPO I, BAYPO II or Bayer Tech LP contained in this Agreement; and

          (iii) any fees, expenses or other payments incurred or owed by BAYPO I, BAYPO II or Bayer Tech LP to any brokers, financial advisors or other comparable persons retained or employed by it in connection with the transactions contemplated by this Agreement.

          SECTION 6.04.  Calculation of Losses; Mitigation; Limitation on
                         ------------------------------------------------
Consequential, Punitive and Exemplary Damages.
---------------------------------------------

          (a) The amount of any Loss for which indemnification is provided under this Article VI shall be (i) increased to take account of any net Tax cost incurred by the indemnified party arising from the receipt of indemnity payments hereunder (grossed up for such increase) and (ii) reduced to take account of any net Tax benefit realized by the indemnified party arising from the incurrence or payment of any such Loss. In computing the amount of any such Tax cost or Tax benefit, the indemnified party shall be deemed to recognize all other items of income, gain, loss deduction or credit before recognizing any item arising from the receipt of any indemnity payment hereunder or the incurrence or payment of any indemnified Loss.

          (b) Each of BAYPO I, BAYPO II, Bayer Tech LP, Lyondell PO LP, and Lyondell Tech LP shall attempt to mitigate and shall cause each of its Affiliates to attempt to mitigate any Losses that such party may suffer as a consequence of any matter giving rise to a right to indemnification against the other party under this Article VI by taking all actions which a reasonable person would undertake to minimize or alleviate the amount of such Losses and the consequences thereof, as if such person would be required to suffer the entire amount of such Losses and the consequences thereof by itself, without recourse to any remedy against another person, including pursuant to any right of indemnification hereunder, provided that nothing in this Section 7.04(b) shall oblige any of BAYPO I, BAYPO II, Bayer Tech LP, Lyondell PO LP or Lyondell Tech LP or any of their respective Affiliates to seek recourse from its insurers.

          (c) Neither BAYPO I, BAYPO II, Bayer Tech LP, Lyondell PO LP nor Lyondell Tech LP nor their respective Affiliates shall be liable to any other party under this Article VI for indemnification of any punitive, consequential or exemplary damages with respect to claims between themselves and their Affiliates; provided, however, that this Section 6.04(c) shall not be construed
            --------  -------
to limit any party's rights to indemnification under this Article VI for punitive, consequential or exemplary damages paid by such party to a third party in respect of a Third Party Claim.

          SECTION 6.05.  Termination of Indemnification. The obligations to
                         ------------------------------
indemnify and hold harmless any party, (i) pursuant to Section 6.02(a)(i),
Section 6.02(b)(i) or 6.03(a)(i), shall terminate when the applicable representation or warranty terminates pursuant to the terms of this Agreement,
(ii) pursuant to Section 6.02(a)(ii), Section 6.02(b)(ii) or 6.03(a)(ii), shall terminate two years after the termination of the applicable covenant and (iii) the other clauses of Sections 6.02 and 6.03 shall not terminate; provided,
                                                                 --------
however, that such obligations to indemnify and hold harmless shall not
-------
terminate with respect to any item as to which the person to be indemnified shall have, before the expiration of the applicable period, previously made a claim by delivering a notice of such claim pursuant to Section 6.06 to the party to be providing the indemnification.

          SECTION 6.06.  Procedures.
                         ----------

          (a) In order for a party (the "indemnified party"), to be entitled to any indemnification provided for under this Agreement in respect of, arising out of or involving a claim made by any person other than a Parent Party or its Affiliate against the indemnified party (a "Third Party Claim"), such indemnified party must notify the indemnifying party in writing (including copies of all papers served or delivered with respect to such claim) of the Third Party Claim promptly following receipt by such indemnified party of written notice of the Third Party Claim, which notice shall describe in reasonable detail the nature of the Third Party Claim, an estimate of the amount of damages attributable to the Third Party Claim to the extent feasible and the basis of the indemnified party's request for indemnification hereunder; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the indemnifying party shall have been actually prejudiced as a result of such failure (except that the indemnifying party shall not be liable for any expenses incurred during the period in which the indemnified party failed to give such notice). Thereafter, the indemnified party shall deliver to the indemnifying party, promptly following the indemnified party's receipt thereof, copies of all notices and documents (including court papers) received by the indemnified party relating to the Third Party Claim.

          (b) If a Third Party Claim is made against an indemnified party, the indemnifying party shall be entitled to participate in the defense thereof and, if it so chooses, to assume the defense thereof with counsel selected by the indemnifying party; provided,
                                                                 --------
however, that such counsel is not reasonably objected to by the indemnified
-------
party. Should the indemnifying party so elect to assume the defense of a Third Party Claim, the indemnifying party shall not be liable to the indemnified party for any legal expenses subsequently incurred by the indemnified party in connection with the defense thereof. If the indemnifying party assumes such defense, the indemnified party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the indemnifying party, it being understood that the indemnifying party shall control such defense. The indemnifying party shall be liable for the fees and expenses of counsel employed by the indemnified party for any period during which the indemnifying party has not assumed the defense thereof (other than during any period in which the indemnified party shall have failed to give notice of the Third Party Claim as provided above). If the indemnifying party chooses to defend or prosecute a Third Party Claim, all the indemnified parties shall cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the indemnifying party's request) the provision to the indemnifying party of records and information that are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Whether or not the indemnifying party assumes the defense of a Third Party Claim, the indemnified party shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the indemnifying party's prior written consent (which consent shall not be unreasonably withheld). If the indemnifying party assumes the defense of a Third Party Claim, the indemnified party shall agree to any settlement, compromise or discharge of a Third Party Claim that the indemnifying party may recommend and that by its terms obligates the indemnifying party to pay the full amount of the liability in connection with such Third Party Claim, which releases the indemnified party completely in connection with such Third Party Claim and that would not otherwise adversely affect the indemnified party. Notwithstanding the foregoing, the indemnifying party shall not be entitled to assume the defense of any Third Party Claim (and shall be liable for the reasonable fees and expenses of counsel incurred by the indemnified party in defending such Third Party Claim) if the predominant remedy sought in the Third Party Claim is for an order, injunction or other equitable relief or relief for other than money damages against the indemnified party that the indemnified party reasonably determines, after conferring with its outside counsel, cannot be separated from any related claim for money damages. If such equitable relief or other relief portion of the Third Party Claim can be so separated from that for money damages, the indemnifying party shall be entitled to assume the defense of the portion relating to money damages.

          (c) In the event a Third Party Claim is brought in which the liability as between the parties to this Agreement is alleged by the Person bringing such claim to be joint, the parties shall cooperate in the joint defense of such Third Party Claim and shall offer to each other such assistance as may reasonably be requested in order to encourage the proper and adequate defense of any such matter. Such joint defense shall be under the general management and supervision of the party which would reasonably be expected to bear the greater share of the liability, unless otherwise agreed; provided,
                                                                  --------
however, that no party to this Agreement shall settle or compromise any such
-------
joint defense without the consent of the other party, which consent shall not be unreasonably withheld or delayed. Any uninsured costs of such joint defense shall be borne as the parties may agree, provided, however, that in the absence
                                         --------  -------
of such agreement, the
defense costs shall be borne by the party incurring such costs; provided,
                                                                --------
further, however, that, if it is later determined that one party was entitled to
-------
indemnification for such liability under this Article VI, the other party shall reimburse the party entitled to indemnification for all of its costs incurred in connection with such defense.

          (d)  Other Claims. In the event any indemnified party should have a
               ------------
claim against any indemnifying party under Section 6.02 or 6.03 that does not involve a Third Party Claim being asserted against or sought to be collected from such indemnified party, the indemnified party shall deliver written notice of such claim with reasonable promptness to the indemnifying party which notice shall describe in reasonable detail the nature of the claim, an estimate of the amount of damages attributable to such claim to the extent feasible and the basis of the indemnified party's request for indemnification hereunder. The failure by any indemnified party so to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to such indemnified party under Section 6.02 or 6.03, except to the extent that the indemnifying party demonstrates that it has been actually prejudiced by such failure (except that the indemnifying party shall not be liable for any expenses incurred during the period in which the indemnified party failed to give such notice). If the indemnifying party disputes its liability with respect to such claim, the indemnifying party and the indemnified party shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations, such dispute shall be resolved in accordance with the Dispute Resolution Procedures.

          SECTION 6.07.  Survival. The covenants contained in Section 4.01
                         --------
shall survive the Closing and shall not terminate except to the extent set forth in such Section. Except as provided in the preceding sentence, the representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing solely for purposes of Article VI and shall terminate as set forth in Section 6.09.

          SECTION 6.08.  PIPA Schedule Effectiveness. For the avoidance of
                         ---------------------------
doubt, it is understood that Lyondell PO LP's and Lyondell Tech LP's liability with respect to breaches of representations, warranties and covenants in this Agreement shall be determined by reference to the Schedules to this Agreement in the form in which such Schedules are attached to the form of this Agreement attached as Exhibit C to the Master Transaction Agreement on the date of the Master Transaction Agreement.

          SECTION 6.09.  Survival of Representations. The representations and
                         ---------------------------
warranties set forth in Sections 2.04(b), Section 2.09 and 2.12(b) shall survive the Closing solely for the purposes of Article VI and shall expire upon the expiration of the applicable statute of limitations. Except as set forth in the preceding sentence, the representations, warranties, covenants and agreements contained in this Agreement and in any document delivered in connection herewith shall survive the Closing solely for purposes of Article VI and shall terminate at the close of business two years after the Closing Date.

          SECTION 6.010. Conformance with PO Documents. Nothing in this
                         -----------------------------
Agreement expands or limits the obligations of the Operator under Section 10.5 of the PO Operating Agreement or the obligations of the PO Joint Venture or its Partners to pay Operating Services

Costs incurred under the terms and conditions of the PO Operating Agreement and the PO Partnership Agreement beginning on the Closing Date.

          IN WITNESS WHEREOF, Lyondell PO LP, Lyondell Tech LP, BAYPO I, BAYPO II and Bayer Tech LP have duly executed this Agreement as of the date first written above.

                                             Lyondell SAT, Inc.,


                                             By:  /s/ Francis. P. McGail
                                                --------------------------------
                                             Name:    Francis P. McGrail
                                             Title:   President and Treasurer


                                             Lyondell POTechLP, Inc.


                                             By:  /s/ Francis. P. McGail
                                                --------------------------------
                                             Name:    Francis P. McGrail
                                             Title:   President and Treasurer


                                             BAYPO I LLC


                                             By:  /s/ Paul R. Berry
                                                --------------------------------
                                             Name:  Paul R. Berry
                                             Title: Director and Attoney-in-Fact


                                             BAYPO II LLC


                                             By:  /s/ Paul R. Berry
                                                --------------------------------
                                             Name:  Paul R. Berry
                                             Title: Director and Attoney-in-Fact


                                             BIPPO Corporation

                                             By:  /s/ Paul R. Berry
                                                --------------------------------
                                             Name:  Paul R. Berry
                                             Title: Director and Attoney-in-Fact

                                   EXHIBIT A

                  ASSIGNMENT OF LIMITED PARTNERSHIP INTEREST
                                  (PO JV, LP)

          THIS ASSIGNMENT (the "Assignment"), is made as of March 31, 2000, to
                                ----------
BAYPO I LLC, a Delaware limited liability company, and BAYPO II LLC, a Delaware limited liability company (together, the "Assignees"), by Lyondell SAT, Inc., a
                                          ---------
Delaware corporation ("Assignor"), as follows:
                       --------

                                   RECITALS

          A. Assignor is a limited partner in POJV, LP, a Delaware limited partnership (the "Partnership").
                  -----------

          B. Pursuant to the Limited Partnership Purchase and Sale Agreement (the "PIPA") of even date herewith by and among Lyondell SAT, Inc., Lyondell
      ----
POTechLP, Inc., BAYPO I LLC, BAYPO II LLC and BIPPO Corporation, Assignor has agreed to assign, and the Assignees have agreed to be assigned, an aggregate of 8,815 Series A Units representing a limited partnership interests in the Partnership (the "Assigned Partnership Interests"), of which Assigned
                  ------------------------------
Partnership Interests BAYPO I LLC shall hereby be assigned 8,726.85 Series A Units and BAYPO II LLC shall hereby be assigned 88.15 Series A Units.

          NOW, THEREFORE, the parties hereto hereby agree as follows:

          In consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Assignor, and in further consideration of the Assignees' promises, undertakings and agreements hereinafter set out, Assignor does hereby grant, sell, assign, transfer and convey to the Assignees the Assigned Partnership Interests.

          TO HAVE AND TO HOLD the Assigned Partnership Interest unto Assignees, their respective successors and assigns, and Assignor does hereby bind itself, its successors and assigns, to forever warrant and defend title to the Assigned Partnership Interest unto Assignees, their respective successors and assigns, against the lawful claims of any and all persons whomsoever. Assignees hereby assume and agree to perform and discharge any and all of the obligations accruing after the effective date hereof with respect to the Assigned Partnership Interests under the Certificate of Limited Partnership of the Partnership and the Amended and Restated Limited Partnership Agreement of the Partnership, as each may be amended from time to time. Nothing in this Assignment expands the representations and warranties of, or the obligations of, Assignor set forth in the PIPA.

          Assignor and the Assignees hereby agree to execute any documents required to further evidence or to confirm the assignment of the Assigned Partnership Interest pursuant hereto and the substitution of Assignees for Assignor as a limited partner in the Partnership with respect to the Assigned Partnership Interests.

          IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the date first above written.

                                        LYONDELL SAT, INC., as Assignor


                                        By: /s/ Francis P. McGrail
                                           -----------------------------------
                                        Name: Francis P. McGrail
                                        Title: President and Treasurer


                                        BAYPO I LLC, as Assignee

                                        By: /s/ BAYPO I LLC
                                           -----------------------------------
                                        Name:_________________________________
                                        Title:________________________________


                                        BAYPO II LLC, as Assignee

                                        By: /s/ BAYPO II LLC
                                           -----------------------------------
                                        Name:_________________________________
                                        Title:________________________________

                                   EXHIBIT B

                  ASSIGNMENT OF LIMITED PARTNERSHIP INTEREST

                              (TECHNOLOGY JV, LP)


          THIS ASSIGNMENT (the "Assignment"), is made as of March 31, 2000, to
                                ----------
BIPPO Corporation, a Delaware corporation ("Assignee"), by Lyondell POTechLP,
                                            --------
Inc., a Delaware corporation ("Assignor"), as follows:
                               --------

                                   RECITALS
                                   --------

          A. Assignor is a limited partner in Technology JV, LP, a Delaware limited partnership (the "Partnership").
                          -----------

          B. Pursuant to the Limited Partnership Purchase and Sale Agreement (the "PIPA") of even date herewith by and among Lyondell SAT, Inc., Lyondell
      ----
POTechLP, Inc., BAYPO I LLC, BAYPO II LLC and BIPPO Corporation, Assignor has agreed to assign, and Assignee has agreed to be assigned, 100 Series A Units representing a limited partnership interest in the Partnership (the "Assigned
                                                                     --------
Partnership Interest").
--------------------

          NOW, THEREFORE, the parties hereto hereby agree as follows:

          In consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Assignor, and in further consideration of Assignee's promises, undertakings and agreements hereinafter set out, Assignor does hereby grant, sell, assign, transfer and convey to Assignee the Assigned Partnership Interest.

          TO HAVE AND TO HOLD the Assigned Partnership Interest unto Assignee, its successors and assigns, and Assignor does hereby bind itself, its successors and assigns, to forever warrant and defend title to the Assigned Partnership Interest unto Assignee, its successors and assigns, against the lawful claims of any and all persons whomsoever. Assignee hereby assumes and agrees to perform and discharge any and all of the obligations accruing after the effective date hereof with respect to the Assigned Partnership Interest under the Certificate of Limited Partnership of the Partnership and the Amended and Restated Limited Partnership Agreement of the Partnership, as each may be amended from time to time. Nothing in this Assignment expands the representations and warranties of, or the obligations of, Assignor set forth in the PIPA.

          Assignor and Assignee hereby agree to execute any documents required to further evidence or to confirm the assignment of the Assigned Partnership Interest pursuant hereto and the substitution of Assignee for Assignor as a limited partner in the Partnership with respect to the Assigned Partnership Interest.

          IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the date first above written.

                                        LYONDELL POTECHLP, INC., as Assignor


                                        By: /s/ Francis P. McGrail
                                           -----------------------------------
                                        Name: Francis P. McGrail
                                        Title: President and Treasurer


                                        BIPPO CORPORATION, as Assignee


                                        By: /s/ BIPPO Corporation
                                           -----------------------------------
                                        Name:_________________________________
                                        Title:________________________________

                                      B-2